Exhibit 99.1
FOR IMMEDIATE RELEASE
April 19, 2018

Contact:
Daryl G. Byrd, President and CEO (337) 521-4003
Jefferson G. Parker, Vice Chairman, Director of Capital Markets and Investor Relations (504) 310-7314

IBERIABANK Corporation Reports First Quarter Results

LAFAYETTE, LOUISIANA -- IBERIABANK Corporation (NASDAQ: IBKC), holding company of the 131-year-old IBERIABANK (www.iberiabank.com), reported financial results for the first quarter ended March 31, 2018. For the quarter, the Company reported income available to common shareholders of $60.0 million, or $1.10 diluted earnings per common share (“EPS”). On a non-GAAP basis, EPS excluding non-core revenues and non-core expenses ("Core EPS") in the first quarter of 2018 was $1.37 per common share, compared to $1.02 in the year-ago period, an increase of 34% (refer to press release supplemental tables for a reconciliation of GAAP to non-GAAP metrics).

Daryl G. Byrd, President and Chief Executive Officer, commented, “I am very pleased with our first quarter 2018 results, as we achieved our Company’s highest quarterly Core EPS result and are well-positioned for a strong year. More specifically, the quarter was in-line with our internal expectations, reflective of the predictable seasonality we have historically experienced. As such, we also wanted to re-affirm our confidence in our previously provided 2018 guidance."

“Our results demonstrated continued franchise momentum, in particular the asset sensitive nature of our balance sheet, focus on core deposit growth and strong credit quality. While the results of our fee income businesses were consistent with our expectations, our ongoing efforts to retool the mortgage business should accelerate its performance and bottom-line contribution going forward. In addition, the execution of synergy opportunities from the Sabadell and Gibraltar transactions should help to drive operating leverage over the balance of the year,” Byrd added.

Byrd concluded, “Today, we are also releasing our 2020 Strategic Goals, outlining financial metrics we intend to achieve over the coming three years. Our team is committed to providing sustainable, profitable growth and realizing outstanding returns for our shareholders.”

The Company completed its acquisition of Gibraltar Private Bank & Trust on March 23, 2018, and successfully and efficiently converted branch and operating systems of Gibraltar over the weekend of March 23-25. The acquisition of Gibraltar added $1.5 billion in loans and $1.1 billion in deposits, based on preliminary purchase accounting adjustments. The Company incurred approximately $16.2 million in pre-tax merger-related expenses during the first quarter of 2018, resulting in a $0.23 reduction to GAAP EPS. Gibraltar operated eight offices in total, which will be consolidated into two offices. The Company anticipates that the operating metrics and expense savings provided at acquisition announcement will be fully achieved in 2018.

Highlights for the first quarter of 2018 and at March 31, 2018:

For the quarter, both GAAP and Core EPS improved on a linked quarter basis, both of which benefited from the recent enactment of the Tax Cuts and Jobs Act in the prior quarter.  Results were also impacted by certain non-core merger-related expenses associated with the branch and operating systems conversion of the Gibraltar acquisition.  Return metrics improved significantly in the quarter, while our efficiency ratio increased slightly, reflective of traditional revenue and expense headwinds the Company experiences in the first quarter of the year.

	For the three months ended
	GAAP		Non-GAAP Core
	1Q18	4Q17	1Q18	4Q17
Earnings Per Common Share	$1.10	$0.17	$1.37	$1.33
Return on Average Assets	0.92%	0.15%	1.13%	1.03%
Return on Average Common Equity	6.79%	1.02%	8.45%	7.92%
Return on Average Tangible Common Equity	N/A	N/A	13.83%	12.73%
Efficiency Ratio	67.9%	63.3%	61.1%	57.5%
Tangible Efficiency Ratio (TE)	N/A	N/A	58.8%	55.3%

•	First quarter 2018 results are in-line with full year 2018 guidance.

•	The Company's reported net interest margin was relatively unchanged on a linked quarter basis, while the Company’s cash net interest margin for the quarter was 3.42%, up 9 basis points from 4Q17.

•	Non-interest income in 1Q18 decreased $7.8 million on a linked quarter basis, primarily due to a seasonal decline in mortgage income and other fee income categories.

•
Non-interest expense increased $6.2 million on a linked quarter basis, largely due to merger and compensation-related expenses from the Gibraltar acquisition. Total merger-related expenses in 1Q18 of $16.2 million reduced GAAP EPS by $0.23 in the current quarter.

•
As previously announced, the Company rewarded certain associates a one-time cash bonus following the enactment of tax reform legislation in 1Q18. These bonuses impacted both GAAP and Core EPS by $0.03 in the current quarter.

•
The effective tax rate in 1Q18 is in line with expectations at 21.6%. The reduction in the corporate tax rate effective January 1, 2018 benefited GAAP EPS by approximately $0.17 in the current quarter.

•	Total loan growth was $1.6 billion, or 8%, in 1Q18, of which $1.5 billion was acquired from Gibraltar.

•	Total deposits increased $1.5 billion, or 7%, in 1Q18, of which $1.1 billion was acquired from Gibraltar.

•
Credit metrics remain stable; net charge-offs decreased $5.8 million on a linked quarter basis and equated to an annualized 9 basis points of average loans. The provision for loan losses decreased $6.4 million, or 45%.

Table A - Summary Financial Results
(Dollars in thousands, except per share data)

	For the Three Months Ended
	3/31/2018	12/31/2017	% Change	3/31/2017	% Change
GAAP BASIS:
Income available to common shareholders	$60,023	$9,329	543.4	$46,874	28.1
Earnings per common share - diluted	1.10	0.17	547.1	1.00	10.0

Average loans and leases, net of unearned income	$20,181,390	$19,941,500	1.2	$15,045,755	34.1
Average total deposits	21,777,634	21,378,122	1.9	17,511,324	24.4
Net interest margin (TE) (1)	3.67%	3.69%		3.53%

Total revenues (2)	$277,455	$287,844	(3.6)	$217,942	27.3
Total non-interest expense (2)	188,296	182,065	3.4	138,796	35.7
Efficiency ratio (2)	67.9%	63.3%		63.7%
Return on average assets	0.92	0.15		0.94
Return on average common equity	6.79	1.02		6.41

NON-GAAP BASIS (3):
Core revenues (2)	$277,514	$287,809	(3.6)	$217,942	27.3
Core non-interest expense (2)	169,457	165,591	2.3	137,215	23.5
Core earnings per common share - diluted	1.37	1.33	3.0	1.02	34.3
Core tangible efficiency ratio (TE) (1) (2) (5)	58.8%	55.3%		61.3%
Core return on average assets	1.13	1.03		0.96
Core return on average common equity	8.45	7.92		6.55
Core return on average tangible common equity (4)	13.83	12.73		8.99
Net interest margin (TE) - cash basis (1) (4)	3.42	3.33		3.30

(1)  Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35% for prior quarters and a rate of 21% for the current quarter.

(2)  Certain prior period amounts have been reclassified to conform to the net presentation requirements of ASU No. 2014-09, Revenue from Contracts with Customers, which was adopted effective January 1, 2018. On average, the adoption resulted in a reduction of non-interest income and non-interest expense of approximately $2.3 million on a quarterly basis, and had no impact on net income.

(3) See Table 7 and Table 8 for GAAP to Non-GAAP reconciliations.
(4) See Table 6 for adjustments related to purchase discounts on acquired loans and related accretion.
(5) Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.

Operating Results

The Company's reported net interest margin decreased 2 basis points on a linked quarter basis, to 3.67%, primarily as a result of lower accretion on the acquired loan portfolio, upward repricing of indexed public funds deposits and promotional deposit pricing, offset by increases in earning assets and legacy loan yields. The Company’s cash net interest margin for the quarter was 3.42%, up 9 basis points from 4Q17, driven by a recovery of interest upon payoff of a non-accrual loan and an improvement in loan yields, offset by an increase in expenses on deposits and borrowings.

Net interest income decreased $2.6 million, or 1%, on a linked quarter basis. Average loans increased $239.9 million, or 1%, and the associated taxable-equivalent yield increased 2 basis points. All other average earning assets decreased a net of $112.4 million, or 2%, versus the prior quarter. The yield on interest earning assets was 4 basis points higher at 4.26% compared to 4.22% in the prior quarter.

Average interest-bearing deposits increased $297.4 million, or 2%, and the average cost of interest-bearing deposits rose 9 basis points to 74 basis points on a linked quarter basis. Total average interest-bearing liabilities remained essentially flat with the linked quarter, while the average costs of interest-bearing liabilities rose 10 basis points to 86 basis points. The total cost of interest-bearing liabilities rose primarily due to increased deposit pricing as previously discussed, and a higher rate paid on long-term FHLB advances.

The Company’s provision for loan losses decreased 45% to $8.0 million primarily due to a decline in net charge-offs. The provision for loan losses covered net charge-offs in 1Q18 by 186% compared to 142% in 4Q17.

In 1Q18, non-interest income decreased $7.8 million compared to 4Q17. The primary changes in non-interest income on a linked quarter basis included a decrease in mortgage income of $4.1 million, a result of seasonal declines in mortgage production as well as a decrease in gains on sale of mortgage loans, a decrease in gains on the sale of SBA loans of $1.0 million, and an unfavorable market value adjustment on the Company’s CRA mutual funds of $0.7 million. The Company is in the process of revamping its mortgage business through recent leadership changes and hiring of mortgage loan officers. The Company believes it is well-positioned in the mortgage business for the remainder of 2018.

Non-interest expense increased $6.2 million on a linked quarter basis primarily due to higher merger-related expenses incurred in 1Q18 related to the Gibraltar acquisition. During the quarter, the Company’s non-core non-interest expense included $16.2 million in merger and conversion-related expenses, $1.2 million in compensation-related expenses, and $2.1 million in branch closure and other impairment expenses.

Excluding these items, core non-interest expense increased $3.9 million, or 2%, primarily driven by an increase in provision for unfunded lending commitments largely attributable to the reversal in 4Q17 of excess hurricane-related provisioning, increased net costs of OREO of $1.1 million related to lower gains on sales of OREO, and $1.0 million in higher donations and business development expenses.

The efficiency ratio increased from 63.3% to 67.9%, while the non-GAAP core tangible efficiency ratio increased from 55.3% to 58.8%, on a linked quarter basis. Refer to Table A for a summary of financial results on both a GAAP and non-GAAP basis.

Table B - Summary Financial Condition Results
(Dollars in thousands, except per share data)

		As of and For the Three Months Ended
		3/31/2018	12/31/2017	% Change	3/31/2017	% Change
PERIOD-END BALANCES:
	Total loans and leases, net of unearned income	$21,706,090	$20,078,181	8.1	$15,132,202	43.4
	Total deposits	22,971,192	21,466,717	7.0	17,312,265	32.7

ASSET QUALITY RATIOS:
	Loans 30-89 days past due and still accruing as a percentage of total loans (1)	0.36%	0.31%		0.24%
	Loans 90 days or more past due and still accruing as a percentage of total loans (1)	0.04	0.03		0.05
	Non-performing assets to total assets (1)(2)	0.64	0.64		1.00
	Classified assets to total assets (3)	1.39	1.45		1.89

CAPITAL RATIOS:
	Tangible common equity ratio (Non-GAAP) (4) (5)	8.66%	8.61%		12.10%
	Tier 1 leverage ratio (6)	9.97	9.35		12.91
	Total risk-based capital ratio (6)	12.48	12.37		16.92

PER COMMON SHARE DATA:
	Book value	$66.38	$66.17	0.3	$65.25	1.7
	Tangible book value (Non-GAAP) (4) (5)	42.91	42.56	0.8	50.46	(15.0)
	Closing stock price	78.00	77.50	0.6	79.10	(1.4)
	Cash dividends	0.38	0.37	2.7	0.36	5.6

(1)
Past due and non-accrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

(2)	Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets. Refer to Table 4 for further detail.
(3)
Classified assets include commercial loans rated substandard or worse and non-performing mortgage and consumer loans and include acquired impaired loans accounted for under ASC 310-30. Classified assets were $409 million, $404 million and $415 million at March 31, 2018, December 31, 2017, and March 31, 2017, respectively.

(4)	See Table 7 and Table 8 for GAAP to Non-GAAP reconciliations.
(5)	Tangible calculations eliminate the effect of goodwill and acquisition-related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(6)	Regulatory capital ratios as of March 31, 2018 are preliminary.

Loans and Other Assets

Total loans increased $1.6 billion, or 8%, to $21.7 billion at March 31, 2018, primarily driven by $1.5 billion of loans acquired from Gibraltar. Excluding acquired loans, period-end loan growth during 1Q18 was strongest in the Corporate Asset Finance division (equipment financing business), the Energy Group (reserve-based lending) and the New Orleans, Louisiana market. The Company believes it is well-positioned for diversified loan growth based on our strategic presence in the South Florida, Atlanta and Texas markets, which are expected to benefit from favorable economic conditions.

Table C - Period-End Loans
(Dollars in thousands)

	As of and For the Three Months Ended
				Linked Qtr Change			Year/Year Change		Mix
	3/31/2018	12/31/2017	3/31/2017	$	%	Annualized	$	%	3/31/2018	12/31/2017
Legacy loans:
Commercial(1)	$11,094,464	$10,781,778	$9,581,229	312,686	2.9	11.8%	1,513,235	15.8	74.4%	74.5%
Residential mortgage	1,280,580	1,176,365	901,859	104,215	8.9	35.9%	378,721	42.0	8.6%	8.1%
Consumer	2,538,878	2,525,008	2,440,356	13,870	0.5	2.2%	98,522	4.0	17.0%	17.4%
Total legacy loans	14,913,922	14,483,151	12,923,444	430,771	3.0	12.1%	1,990,478	15.4	100.0%	100.0%

Acquired loans:
Balance at beginning of period	5,595,030	5,961,939	2,370,047	(366,909)	(6.2)		3,224,983	136.1
Loans acquired during the period	1,465,319	—	—	1,465,319	N/M		1,465,319	N/M
Net paydown activity	(268,181)	(366,909)	(161,289)	98,728	(26.9)		(106,892)	66.3
Total acquired loans	6,792,168	5,595,030	2,208,758	1,197,138	21.4		4,583,410	207.5
Total loans	$21,706,090	$20,078,181	$15,132,202	1,627,909	8.1		6,573,888	43.4
(1) Includes equipment financing leases.
N/M= not meaningful

On an average balance and linked quarter basis, the investment portfolio decreased $94.5 million in 1Q18, to $4.8 billion, partly due to unfavorable market valuation on available for sale securities. Approximately 95% of the Company's investment portfolio is in available-for-sale securities, which experience unrealized losses as interest rates rise. On a period-end basis, the investment portfolio equated to $4.8 billion, or 16% of total assets, at March 31, 2018. The investment portfolio had an effective duration of 4.2 years and a $129.9 million unrealized loss at March 31, 2018, up from 3.7 years and a $57.2 million unrealized loss at December 31, 2017. The average yield on investment securities increased 1 basis point to 2.38% in 1Q18. The Company holds in its investment portfolio primarily government agency securities. Municipal securities comprised 9% of total investments at March 31, 2018.

Deposits and Funding

Total deposits increased $1.5 billion, or 7%, to $23.0 billion at March 31, 2018, primarily driven by $1.1 billion of deposits acquired from Gibraltar. Excluding acquired deposits, deposit growth during 1Q18 was strongest in the Lake Charles, Louisiana, Naples, Florida and Mobile, Alabama markets.

Table D - Period-End Deposits
(Dollars in thousands)
				Linked Qtr Change			Year/Year Change		Mix
	3/31/2018	12/31/2017	3/31/2017	$	%	Annualized	$	%	3/31/2018	12/31/2017
Non-interest-bearing	$6,595,495	$6,209,925	$5,031,583	385,570	6.2	25.1%	1,563,912	31.1	28.7%	28.9%
NOW accounts	4,500,181	4,348,939	3,085,720	151,242	3.5	14.2%	1,414,461	45.8	19.6%	20.3%
Money market accounts	8,271,969	7,674,291	6,372,855	597,678	7.8	31.6%	1,899,114	29.8	36.0%	35.7%
Savings accounts	874,741	846,074	813,009	28,667	3.4	13.8%	61,732	7.6	3.8%	4.0%
Time deposits	2,728,806	2,387,488	2,009,098	341,318	14.3	58.0%	719,708	35.8	11.9%	11.1%
Total deposits	$22,971,192	$21,466,717	$17,312,265	1,504,475	7.0	28.4%	5,658,927	32.7	100.0%	100.0%

Asset Quality

Non-performing assets ("NPAs") to total assets remained flat at 64 basis points on a linked quarter basis. Accruing loans past due 30 to 89 days equated to 0.36% of total loans at 1Q18, compared to 0.31% at 4Q17.

Net charge-offs totaled $4.3 million in 1Q18, down $5.8 million, or 57%, compared to 4Q17. Annualized net charge-offs equated to 9 basis points of average loans in 1Q18, an 11 basis points decrease on a linked quarter basis.

Refer to Table 4 - Loans and Asset Quality Data for further information.

Capital Position

At March 31, 2018, the Company reported a non-GAAP tangible common equity ratio of 8.66%, up 5 basis points compared to December 31, 2017, and the preliminary Tier 1 leverage ratio was 9.97%, up 62 basis points compared to December 31, 2017. The Company’s preliminary calculation of its total risk-based capital ratio at March 31, 2018, was 12.48%, up 11 basis points compared to December 31, 2017.

At March 31, 2018, book value per common share was $66.38, up $0.21 per share, compared to December 31, 2017. Tangible book value per common share was $42.91, up $0.35 per share, compared to December 31, 2017. Based on the closing stock price of the Company’s common stock of $78.40 per share on April 19, 2018, this price equated to 1.18 times March 31, 2018 book value per common share and 1.83 times March 31, 2018 tangible book value per common share.

Dividends On Capital Stock. The declaration of dividends is at the discretion of the Board of Directors. The following details the recent dividend declarations:

Common Stock. On March 20, 2018, the Company declared a quarterly cash dividend of $0.38 per common share, a 3% increase compared to the common dividend declared in December 2017. The dividend is payable on April 27, 2018, to shareholders of record as of March 30, 2018.

Preferred Stock. On March 20, 2018, the Company declared a quarterly cash dividend of $0.4125 per depositary share of Series C Preferred Stock that is payable on May 1, 2018.

Common Stock Repurchase Program. On May 4, 2016, the Board of Directors of the Company authorized the repurchase of up to 950,000 shares of the Company's common stock. The Company did not repurchase common shares under the authorized program during the first quarter of 2018. The Company has approximately 747,000 shares of common stock remaining that may be purchased under the currently authorized program.

IBERIABANK Corporation

IBERIABANK Corporation is a regional financial holding company with offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, Florida, Georgia, South Carolina, North Carolina, and New York offering commercial, private banking, consumer, small business, wealth and trust management, retail brokerage, mortgage, and title insurance services.

The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC”. The Company's Series B Preferred Stock and Series C Preferred Stock also trade on the NASDAQ Global Select Market under the symbols "IBKCP" and "IBKCO", respectively. The Company’s common stock market capitalization was approximately $4.5 billion, based on the NASDAQ Global Select Market closing stock price on April 19, 2018.

The following 10 investment firms currently provide equity research coverage on the Company:

•	Bank of America Merrill Lynch

•	FIG Partners, LLC

•	Hovde Group, LLC

•	Jefferies & Co., Inc.

•	Keefe, Bruyette & Woods, Inc.

•	Piper Jaffray & Co.

•	Raymond James & Associates, Inc.

•	Sandler O’Neill + Partners, L.P.

•	Stephens, Inc.

•	SunTrust Robinson-Humphrey

Conference Call

In association with this earnings release, the Company will host a live conference call to discuss the financial results for the quarter just completed. The telephone conference call will be held on Friday, April 20, 2018, beginning at 8:30 a.m. Central Time by dialing 1-888-317-6003. The confirmation code for the call is 9690151. A replay of the call will be available until midnight Central Time on April 27, 2018 by dialing 1-877-344-7529. The confirmation code for the replay is 10118181. The Company has prepared a PowerPoint presentation that supplements information contained in this press release. The PowerPoint presentation may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then "Financial Information" and “Presentations.”

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. Non-GAAP measures in this press release include, but are not limited to, descriptions such as core, tangible, and pre-tax pre-provision. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of the Company’s performance. Transactions that are typically excluded from non-GAAP performance measures include realized and unrealized gains/losses on former bank owned real estate, realized gains/losses on securities, income tax gains/losses, merger-related charges and recoveries, litigation charges and recoveries, and debt repayment penalties. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are presented in the supplemental tables at the end of this release. Please refer to the supplemental tables for these reconciliations.

Caution About Forward-Looking Statements

This press release contains "forward-looking statements," which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. Due to various factors, actual results may differ materially from our forward-looking statements. Factors that could cause our actual results to differ materially from our forward-looking statements are described under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors" and "Regulation and Supervision" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC's website, http://www.sec.gov, and the Company's website, http://www.iberiabank.com. To the extent that statements in this press release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology.

Forward-looking statements represent management's beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. All information is as of the date of this press release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Table 1 - IBERIABANK CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

	As of and For the Three Months Ended
INCOME DATA:	3/31/2018	12/31/2017	% Change	3/31/2017	% Change
Net interest income	$232,889	$235,502	(1.1)	$172,818	34.8
Net interest income (TE) (1)	234,353	238,314	(1.7)	175,309	33.7
Total revenues (2)	277,455	287,844	(3.6)	217,942	27.3
Provision for loan losses	7,986	14,393	(44.5)	6,154	29.8
Non-interest expense (2)	188,296	182,065	3.4	138,796	35.7
Net income available to common shareholders	60,023	9,329	543.4	46,874	28.1

PER COMMON SHARE DATA:
Earnings available to common shareholders - basic	$1.11	$0.17	552.9	$1.01	9.9
Earnings available to common shareholders - diluted	1.10	0.17	547.1	1.00	10.0
Core earnings (Non-GAAP) (3)	1.37	1.33	3.0	1.02	34.3
Book value	66.38	66.17	0.3	65.25	1.7
Tangible book value (Non-GAAP) (3) (4)	42.91	42.56	0.8	50.46	(15.0)
Closing stock price	78.00	77.50	0.6	79.10	(1.4)
Cash dividends	0.38	0.37	2.7	0.36	5.6

KEY RATIOS AND OTHER DATA (7):
Net interest margin (TE) (1)	3.67%	3.69%		3.53%
Efficiency ratio (2)	67.9	63.3		63.7
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2) (3) (4)	58.8	55.3		61.3
Return on average assets	0.92	0.15		0.94
Return on average common equity	6.79	1.02		6.41
Core return on average tangible common equity (Non-GAAP) (3)(4)	13.83	12.73		8.99
Effective tax rate	21.6	88.8		30.9
Full-time equivalent employees	3,726	3,552		3,161

CAPITAL RATIOS:
Tangible common equity ratio (Non-GAAP) (3) (4)	8.66%	8.61%		12.10%
Tangible common equity to risk-weighted assets (4)	10.27	10.20		14.48
Tier 1 leverage ratio (5)	9.97	9.35		12.91
Common equity Tier 1 (CET 1) (transitional) (5)	N/A	10.57		14.64
Common equity Tier 1 (CET 1) (fully phased-in) (5)	10.77	10.53		14.60
Tier 1 capital (transitional) (5)	11.32	11.16		15.38
Total risk-based capital ratio (5)	12.48	12.37		16.92

	Common stock dividend payout ratio	36.0	213.6	39.0
	Classified assets to Tier 1 capital (8)	15.2	16.1	15.2

ASSET QUALITY RATIOS:
	Non-performing assets to total assets (6)	0.64%	0.64%	1.00%
	ALLL to loans and leases	0.67	0.70	0.96
	Net charge-offs to average loans (annualized)	0.09	0.20	0.16
	Non-performing assets to total loans and OREO (6)	0.87	0.89	1.45

(1)
Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35% for prior quarters and a rate of 21% for the current quarter.

(2)
Certain prior period amounts have been reclassified to conform to the net presentation requirements of ASU No. 2014-09, Revenue from Contracts with Customers, which was adopted effective January 1, 2018. On average, the adoption resulted in a reduction of non-interest income and non-interest expense of approximately $2.3 million on a quarterly basis, and had no impact on net income.

(3)	See Table 7 and Table 8 for GAAP to Non-GAAP reconciliations.
(4)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(5)	Regulatory capital ratios as of March 31, 2018 are preliminary.
(6)
Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets. For purposes of this table, past due and non-accrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

(7)	All ratios are calculated on an annualized basis for the periods indicated.
(8)	Classified assets include commercial loans rated substandard or worse and non-performing mortgage and consumer loans and include acquired impaired loans accounted for under ASC 310-30.

Table 2 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Three Months Ended
			Linked Qtr Change					Year/Year Change
	3/31/2018	12/31/2017	$	%	9/30/2017	6/30/2017	3/31/2017	$	%
Interest income	$270,543	$269,703	840	0.3	$246,972	$204,575	$192,533	78,010	40.5
Interest expense	37,654	34,201	3,453	10.1	30,089	20,932	19,715	17,939	91.0
Net interest income	232,889	235,502	(2,613)	(1.1)	216,883	183,643	172,818	60,071	34.8
Provision for loan losses	7,986	14,393	(6,407)	(44.5)	18,514	12,050	6,154	1,832	29.8
Net interest income after provision for loan losses	224,903	221,109	3,794	1.7	198,369	171,593	166,664	58,239	34.9
Mortgage income	9,595	13,675	(4,080)	(29.8)	16,050	19,730	14,115	(4,520)	(32.0)
Service charges on deposit accounts	12,908	12,581	327	2.6	12,534	11,410	11,153	1,755	15.7
Title revenue	5,027	5,398	(371)	(6.9)	5,643	6,190	4,741	286	6.0
Broker commissions(1)	2,221	1,958	263	13.4	2,094	2,562	2,547	(326)	(12.8)
ATM/debit card fee income(1)	2,633	2,583	50	1.9	2,486	2,646	2,483	150	6.0
Income from bank owned life insurance	1,282	1,267	15	1.2	1,263	1,241	1,311	(29)	(2.2)
(Loss) gain on sale of available-for-sale securities	(59)	35	(94)	(268.6)	(242)	59	—	(59)	N/M
Other non-interest income(1)	10,959	14,845	(3,886)	(26.2)	11,015	10,000	8,774	2,185	24.9
Total non-interest income(1)	44,566	52,342	(7,776)	(14.9)	50,843	53,838	45,124	(558)	(1.2)
Salaries and employee benefits	104,586	104,387	199	0.2	106,970	86,317	81,853	22,733	27.8
Occupancy and equipment	20,047	19,211	836	4.4	19,139	16,292	16,021	4,026	25.1
Amortization of acquisition intangibles	5,102	4,642	460	9.9	4,527	1,651	1,770	3,332	188.2
Data processing(1)	12,393	11,416	977	8.6	12,300	6,713	6,362	6,031	94.8
Professional services	7,391	9,441	(2,050)	(21.7)	22,550	11,219	5,335	2,056	38.5
Credit and other loan related expense	4,618	3,170	1,448	45.7	7,532	3,780	4,526	92	2.0
Other non-interest expense(1)	34,159	29,798	4,361	14.6	27,744	19,408	22,929	11,230	49.0
Total non-interest expense(1)	188,296	182,065	6,231	3.4	200,762	145,380	138,796	49,500	35.7
Income before income taxes	81,173	91,386	(10,213)	(11.2)	48,450	80,051	72,992	8,181	11.2
Income tax expense	17,552	81,108	(63,556)	(78.4)	18,806	28,033	22,519	(4,967)	(22.1)
Net income	63,621	10,278	53,343	519.0	29,644	52,018	50,473	13,148	26.0
Less: Preferred stock dividends	3,598	949	2,649	279.1	3,598	949	3,599	(1)	—
Net income available to common shareholders	$60,023	$9,329	50,694	543.4	$26,046	$51,069	$46,874	13,149	28.1

Income available to common shareholders - basic	$60,023	$9,329	50,694	543.4	$26,046	$51,069	$46,874	13,149	28.1
Less: Earnings allocated to unvested restricted stock	639	101	538	532.7	283	361	346	293	84.7
Earnings allocated to common shareholders	$59,384	$9,228	50,156	543.5	$25,763	$50,708	$46,528	12,856	27.6

Earnings per common share - basic	$1.11	$0.17	0.94	552.9	$0.49	$1.00	$1.01	0.1	9.9

Earnings per common share - diluted	1.10	0.17	0.93	547.1	0.49	0.99	1.00	0.1	10.0
Impact of non-core items (Non-GAAP) (2)	0.27	1.16	(0.89)	(76.7)	0.51	0.11	0.02	0.25	1,250.0
Earnings per share - diluted, excluding non-core items (Non-GAAP) (2)	$1.37	$1.33	0.04	3.0	$1.00	$1.10	$1.02	0.35	34.3

NUMBER OF COMMON SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	53,616	53,287	329	0.6	52,424	50,630	46,123	7,493	16.2
Weighted average common shares outstanding - diluted	53,967	53,621	346	0.6	52,770	50,984	46,496	7,471	16.1
Book value shares (period end)	56,779	53,872	2,907	5.4	53,864	51,015	50,970	5,809	11.4

(1)  Certain prior period amounts have been reclassified to conform to the net presentation requirements of ASU No. 2014-09, Revenue from Contracts with Customers, which was adopted effective January 1, 2018. On average, the adoption resulted in a reduction of non-interest income and non-interest expense of approximately $2.3 million on a quarterly basis, and had no impact on net income.

(2) See Table 7 and Table 8 for GAAP to Non-GAAP reconciliations.
N/M = not meaningful

TABLE 3 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

PERIOD-END BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	3/31/2018	12/31/2017	$	%	9/30/2017	6/30/2017	3/31/2017	$	%
Cash and due from banks	$253,527	$319,156	(65,629)	(20.6)	$298,173	$301,910	$276,979	(23,452)	(8.5)
Interest-bearing deposits in other banks	310,565	306,568	3,997	1.3	583,043	167,450	1,024,139	(713,574)	(69.7)
Total cash and cash equivalents	564,092	625,724	(61,632)	(9.8)	881,216	469,360	1,301,118	(737,026)	(56.6)
Investment securities available for sale	4,542,486	4,590,062	(47,576)	(1.0)	4,736,339	4,009,299	3,823,953	718,533	18.8
Investment securities held to maturity	224,241	227,318	(3,077)	(1.4)	175,906	84,517	86,018	138,223	160.7
Total investment securities	4,766,727	4,817,380	(50,653)	(1.1)	4,912,245	4,093,816	3,909,971	856,756	21.9
Mortgage loans held for sale	110,348	134,916	(24,568)	(18.2)	141,218	140,959	122,333	(11,985)	(9.8)
Loans and leases, net of unearned income	21,706,090	20,078,181	1,627,909	8.1	19,795,085	15,556,016	15,132,202	6,573,888	43.4
Allowance for loan and lease losses	(144,527)	(140,891)	(3,636)	2.6	(136,628)	(146,225)	(144,890)	363	(0.3)
Loans and leases, net	21,561,563	19,937,290	1,624,273	8.1	19,658,457	15,409,791	14,987,312	6,574,251	43.9
Premises and equipment, net	329,454	331,413	(1,959)	(0.6)	330,800	318,167	303,978	25,476	8.4
Goodwill and other intangible assets	1,338,573	1,277,464	61,109	4.8	1,281,479	757,025	758,340	580,233	76.5
Other assets	801,880	779,942	21,938	2.8	771,220	601,609	625,427	176,453	28.2
Total assets	$29,472,637	$27,904,129	1,568,508	5.6	$27,976,635	$21,790,727	$22,008,479	7,464,158	33.9

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$6,595,495	$6,209,925	385,570	6.2	$5,963,943	$5,020,195	$5,031,583	1,563,912	31.1
NOW accounts	4,500,181	4,348,939	151,242	3.5	3,547,761	3,089,482	3,085,720	1,414,461	45.8
Savings and money market accounts	9,146,710	8,520,365	626,345	7.4	9,165,417	6,815,513	7,185,864	1,960,846	27.3
Certificates of deposit	2,728,806	2,387,488	341,318	14.3	2,657,150	1,927,926	2,009,098	719,708	35.8
Total deposits	22,971,192	21,466,717	1,504,475	7.0	21,334,271	16,853,116	17,312,265	5,658,927	32.7
Short-term borrowings	375,000	475,000	(100,000)	(21.1)	975,008	250,000	80,000	295,000	368.8
Securities sold under agreements to repurchase	525,496	516,297	9,199	1.8	548,696	333,935	368,696	156,800	42.5
Trust preferred securities	120,110	120,110	—	—	120,110	120,110	120,110	—	—
Other long-term debt	1,329,192	1,375,725	(46,533)	(3.4)	1,007,474	547,133	507,975	821,217	161.7
Other liabilities	250,740	253,489	(2,749)	(1.1)	264,302	183,191	161,458	89,282	55.3
Total liabilities	25,571,730	24,207,338	1,364,392	5.6	24,249,861	18,287,485	18,550,504	7,021,226	37.8
Total shareholders' equity	3,900,907	3,696,791	204,116	5.5	3,726,774	3,503,242	3,457,975	442,932	12.8
Total liabilities and shareholders' equity	$29,472,637	$27,904,129	1,568,508	5.6	$27,976,635	$21,790,727	$22,008,479	7,464,158	33.9

TABLE 3 Continued - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

AVERAGE BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	3/31/2018	12/31/2017	$	%	9/30/2017	6/30/2017	3/31/2017	$	%
Cash and due from banks	$308,319	$307,328	991	0.3	$277,968	$277,047	$302,585	5,734	1.9
Interest-bearing deposits in other banks	486,298	538,733	(52,435)	(9.7)	615,445	555,431	1,023,688	(537,390)	(52.5)
Total cash and cash equivalents	794,617	846,061	(51,444)	(6.1)	893,413	832,478	1,326,273	(531,656)	(40.1)
Investment securities available for sale	4,544,836	4,674,496	(129,660)	(2.8)	4,593,798	3,970,021	3,679,817	865,019	23.5
Investment securities held to maturity	226,229	191,067	35,162	18.4	114,895	85,516	87,246	138,983	159.3
Total investment securities	4,771,065	4,865,563	(94,498)	(1.9)	4,708,693	4,055,537	3,767,063	1,004,002	26.7
Mortgage loans held for sale	109,027	126,216	(17,189)	(13.6)	132,309	145,274	175,512	(66,485)	(37.9)
Loans and leases, net of unearned income	20,181,390	19,941,500	239,890	1.2	18,341,154	15,284,007	15,045,755	5,135,635	34.1
Allowance for loan and lease losses	(144,295)	(138,927)	(5,368)	3.9	(147,046)	(146,448)	(145,326)	1,031	(0.7)
Loans and leases, net	20,037,095	19,802,573	234,522	1.2	18,194,108	15,137,559	14,900,429	5,136,666	34.5
Premises and equipment, net	331,640	329,957	1,683	0.5	327,917	309,622	305,245	26,395	8.6
Goodwill and other intangible assets	1,281,598	1,277,293	4,305	0.3	1,047,355	757,528	758,887	522,711	68.9
Other assets	807,177	787,400	19,777	2.5	793,126	605,539	628,092	179,085	28.5
Total assets	$28,132,219	$28,035,063	97,156	0.3	$26,096,921	$21,843,537	$21,861,501	6,270,718	28.7

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$6,278,507	$6,176,347	102,160	1.7	$5,601,071	$4,992,598	$4,976,945	1,301,562	26.2
NOW accounts	4,363,557	3,987,908	375,649	9.4	3,203,657	3,124,243	3,239,085	1,124,472	34.7
Savings and money market accounts	8,664,085	8,769,464	(105,379)	(1.2)	8,566,873	7,079,773	7,211,545	1,452,540	20.1
Certificates of deposit	2,471,485	2,444,403	27,082	1.1	2,413,727	1,964,234	2,083,749	387,736	18.6
Total deposits	21,777,634	21,378,122	399,512	1.9	19,785,328	17,160,848	17,511,324	4,266,310	24.4
Short-term borrowings	506,056	729,111	(223,055)	(30.6)	1,180,165	38,320	99,000	407,056	411.2
Securities sold under agreements to repurchase	477,862	494,757	(16,895)	(3.4)	439,077	314,090	311,726	166,136	53.3
Trust preferred securities	120,110	120,110	—	—	120,110	120,110	120,110	—	—
Other long-term debt	1,257,213	1,300,114	(42,901)	(3.3)	622,655	508,522	498,384	758,829	152.3
Other liabilities	275,869	264,790	11,079	4.2	273,163	200,673	221,993	53,876	24.3
Total liabilities	24,414,744	24,287,004	127,740	0.5	22,420,498	18,342,563	18,762,537	5,652,207	30.1
Total shareholders' equity	3,717,475	3,748,059	(30,584)	(0.8)	3,676,423	3,500,974	3,098,964	618,511	20.0
Total liabilities and shareholders' equity	$28,132,219	$28,035,063	97,156	0.3	$26,096,921	$21,843,537	$21,861,501	6,270,718	28.7

Table 4 - IBERIABANK CORPORATION
LOANS AND ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
LOANS	3/31/2018	12/31/2017	$	%	9/30/2017	6/30/2017	3/31/2017	$	%
Commercial loans and leases:
Real estate- construction	$1,199,625	$1,240,396	(40,771)	(3.3)	$1,298,282	$1,100,504	$946,477	253,148	26.7
Real estate- owner-occupied (1)	2,612,244	2,529,885	82,359	3.3	2,448,826	2,242,275	2,230,041	382,203	17.1
Real estate- non-owner occupied	5,437,082	5,167,949	269,133	5.2	5,020,778	3,839,777	3,844,823	1,592,259	41.4
Commercial and industrial (6)	5,325,682	5,135,067	190,615	3.7	5,016,437	4,195,096	3,975,734	1,349,948	34.0
Total commercial loans and leases	14,574,633	14,073,297	501,336	3.6	13,784,323	11,377,652	10,997,075	3,577,558	32.5

Residential mortgage loans	3,971,067	3,056,352	914,715	29.9	3,024,970	1,346,467	1,296,358	2,674,709	206.3

Consumer loans:
Home equity	2,421,186	2,292,275	128,911	5.6	2,320,233	2,158,948	2,146,796	274,390	12.8
Automobile	123,057	127,531	(4,474)	(3.5)	130,847	135,012	142,139	(19,082)	(13.4)
Credit card	93,261	96,368	(3,107)	(3.2)	88,454	87,088	84,113	9,148	10.9
Other	522,886	432,358	90,528	20.9	446,258	450,849	465,721	57,165	12.3
Total consumer loans	3,160,390	2,948,532	211,858	7.2	2,985,792	2,831,897	2,838,769	321,621	11.3
Total loans and leases	$21,706,090	$20,078,181	1,627,909	8.1	$19,795,085	$15,556,016	$15,132,202	6,573,888	43.4

Allowance for loan and lease losses (2)	$(144,527)	$(140,891)	(3,636)	2.6	$(136,628)	$(146,225)	$(144,890)	363	(0.3)
Loans and leases, net	21,561,563	19,937,290	1,624,273	8.1	19,658,457	15,409,791	14,987,312	6,574,251	43.9

Reserve for unfunded commitments	(13,432)	(13,208)	(224)	1.7	(21,032)	(10,462)	(11,660)	(1,772)	15.2
Allowance for credit losses	(157,959)	(154,099)	(3,860)	2.5	(157,660)	(156,687)	(156,550)	(1,409)	0.9

ASSET QUALITY DATA
Non-accrual loans (3)	$153,975	$145,388	8,587	5.9	$145,491	$177,942	$191,581	(37,606)	(19.6)
Other real estate owned and foreclosed assets	27,117	26,533	584	2.2	28,338	19,718	20,055	7,062	35.2
Accruing loans more than 90 days past due (3)	8,288	6,900	1,388	20.1	2,190	802	7,913	375	4.7
Total non-performing assets (3)(4)	$189,380	$178,821	10,559	5.9	$176,019	$198,462	$219,549	(30,169)	(13.7)

Loans 30-89 days past due (3)	$78,293	$61,717	16,576	26.9	$58,327	$50,871	$36,104	42,189	116.9

Non-performing assets to total assets (3)(4)	0.64%	0.64%			0.63%	0.91%	1.00%
Non-performing assets to total loans and OREO (3)(4)	0.87	0.89			0.89	1.27	1.45
ALLL to non-performing loans (3)(5)	89.1	92.5			92.5	81.8	72.6

ALLL to non-performing assets (3)(4)	76.3	78.8			77.6	73.7	66.0
ALLL to total loans	0.67	0.70			0.69	0.94	0.96

Quarter-to-date charge-offs	$9,116	$12,526	(3,410)	(27.2)	$30,460	$12,189	$7,291	1,825	25.0
Quarter-to-date recoveries	(4,813)	(2,425)	(2,388)	98.5	(1,644)	(1,289)	(1,235)	(3,578)	289.7
Quarter-to-date net charge-offs	$4,303	$10,101	(5,798)	(57.4)	$28,816	$10,900	$6,056	(1,753)	(28.9)

Net charge-offs to average loans (annualized)	0.09%	0.20%			0.62%	0.29%	0.16%

(1) Real estate- owner-occupied is defined as loans with a "1E1" Call Report Code (loans secured by owner-occupied non-farm non-residential properties).
(2) The allowance for loan and lease losses includes impairment reserves attributable to acquired impaired loans.
(3) For purposes of this table, past due and non-accrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

(4) Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(5) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.
(6) Includes equipment financing leases.

TABLE 5 - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	3/31/2018			12/31/2017			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Yield/Rate (TE)(1)
Earning assets:
Commercial loans and leases	$14,087,635	$164,660	4.76%	$13,964,340	$163,974	4.70%	6
Residential mortgage loans	3,151,775	34,494	4.38	3,049,947	35,007	4.59	(21)
Consumer loans	2,941,980	38,915	5.36	2,927,213	38,836	5.26	10
Total loans and leases	20,181,390	238,069	4.79	19,941,500	237,817	4.77	2
Mortgage loans held for sale	109,027	1,154	4.23	126,216	1,251	3.96	27
Investment securities (2)	4,843,448	28,094	2.38	4,893,538	27,714	2.37	1
Other earning assets	679,902	3,226	1.92	725,042	2,921	1.60	32
Total earning assets	25,813,767	270,543	4.26	25,686,296	269,703	4.22	4
Allowance for loan and lease losses	(144,295)			(138,927)
Non-earning assets	2,462,747			2,487,694
Total assets	$28,132,219			$28,035,063

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$4,363,557	$7,081	0.66%	$3,987,908	$5,404	0.54%	12
Savings and money market accounts	8,664,085	14,579	0.68	8,769,464	13,345	0.60	8
Certificates of deposit	2,471,485	6,584	1.08	2,444,403	6,115	0.99	9
Total interest-bearing deposits (3)	15,499,127	28,244	0.74	15,201,775	24,864	0.65	9
Short-term borrowings	983,918	2,524	1.04	1,223,868	2,901	0.94	10
Long-term debt	1,377,323	6,886	2.03	1,420,224	6,436	1.80	23
Total interest-bearing liabilities	17,860,368	37,654	0.86	17,845,867	34,201	0.76	10
Non-interest-bearing deposits	6,278,507			6,176,347
Non-interest-bearing liabilities	275,869			264,790
Total liabilities	24,414,744			24,287,004
Total shareholders' equity	3,717,475			3,748,059
Total liabilities and shareholders' equity	$28,132,219			$28,035,063

Net interest income/Net interest spread		$232,889	3.40%		$235,502	3.46%	(6)
Taxable equivalent benefit		1,464	0.02		2,812	0.04	(2)
Net interest income (TE)/Net interest margin (TE) (1)		$234,353	3.67%		$238,314	3.69%	(2)

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35% for prior quarters and a rate of 21% for the current quarter.

(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended March 31, 2018 and December 31, 2017 were 0.53% and 0.46%, respectively.

TABLE 5 Continued - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	9/30/2017			6/30/2017			3/31/2017
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)
Earning assets:
Commercial loans and leases	$12,951,243	$146,003	4.52%	$11,136,842	$127,301	4.64%	$10,917,714	$119,605	4.50%
Residential mortgage loans	2,464,348	28,645	4.65	1,319,207	14,345	4.35	1,273,069	12,848	4.04
Consumer loans	2,925,563	42,240	5.73	2,827,958	37,619	5.34	2,854,972	36,524	5.19
Total loans and leases	18,341,154	216,888	4.73	15,284,007	179,265	4.74	15,045,755	168,977	4.59
Mortgage loans held for sale	132,309	1,209	3.66	145,274	1,249	3.44	175,512	971	2.21
Investment securities (2)	4,709,526	26,246	2.32	4,029,491	22,307	2.32	3,741,128	19,927	2.24
Other earning assets	789,223	2,629	1.32	650,083	1,754	1.08	1,123,087	2,658	0.96
Total earning assets	23,972,212	246,972	4.14	20,108,855	204,575	4.13	20,085,482	192,533	3.93
Allowance for loan and lease losses	(147,046)			(146,448)			(145,326)
Non-earning assets	2,271,755			1,881,130			1,921,345
Total assets	$26,096,921			$21,843,537			$21,861,501

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$3,203,657	$4,384	0.54%	$3,124,243	$3,507	0.45%	$3,239,085	$3,090	0.39%
Savings and money market accounts	8,566,873	11,650	0.54	7,079,773	9,030	0.51	7,211,545	8,329	0.47
Certificates of deposit	2,413,727	5,766	0.95	1,964,234	4,576	0.93	2,083,749	4,638	0.90
Total interest-bearing deposits (3)	14,184,257	21,800	0.61	12,168,250	17,113	0.56	12,534,379	16,057	0.52
Short-term borrowings	1,619,242	4,152	1.02	352,410	226	0.26	410,726	277	0.27
Long-term debt	742,765	4,137	2.21	628,632	3,593	2.29	618,494	3,381	2.22
Total interest-bearing liabilities	16,546,264	30,089	0.72	13,149,292	20,932	0.64	13,563,599	19,715	0.59
Non-interest-bearing deposits	5,601,071			4,992,598			4,976,945
Non-interest-bearing liabilities	273,163			200,673			221,993
Total liabilities	22,420,498			18,342,563			18,762,537
Total shareholders' equity	3,676,423			3,500,974			3,098,964
Total liabilities and shareholders' equity	$26,096,921			$21,843,537			$21,861,501

Net interest income/Net interest spread		$216,883	3.42%		$183,643	3.49%		$172,818	3.34%
Taxable equivalent benefit		2,585	0.04		2,492	0.05		2,491	0.05
Net interest income (TE)/Net interest margin (TE) (1)		$219,468	3.64%		$186,135	3.71%		$175,309	3.53%

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35% for prior quarters and a rate of 21% for the current quarter.

(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended September 30, 2017, June 30, 2017, and March 31, 2017 were 0.44%, 0.40% and 0.37%, respectively.

Table 6 - IBERIABANK CORPORATION
LEGACY AND ACQUIRED LOAN PORTFOLIO VOLUMES AND YIELDS
(Dollars in millions)

	For the Three Months Ended
	3/31/2018			12/31/2017			9/30/2017			6/30/2017			3/31/2017
AS REPORTED (US GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$166	$14,556	4.61%	$157	$14,235	4.39%	$148	$13,638	4.29%	$140	$13,150	4.27%	$131	$12,760	4.12%
Acquired loans	72	5,625	5.20	81	5,706	5.61	69	4,703	5.86	39	2,134	7.40	38	2,286	6.81
Total loans	$238	$20,181	4.77%	$238	$19,941	4.74%	$217	$18,341	4.70%	$179	$15,284	4.70%	$169	$15,046	4.55%

	3/31/2018			12/31/2017			9/30/2017			6/30/2017			3/31/2017
ADJUSTMENTS	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%
Acquired loans	(15)	142	(1.16)	(21)	161	(1.60)	(20)	120	(1.76)	(12)	72	(2.46)	(11)	87	(2.08)
Total loans	$(15)	$142	(0.32)%	$(21)	$161	(0.46)%	$(20)	$120	(0.45)%	$(12)	$72	(0.34)%	$(11)	$87	(0.31)%

	3/31/2018			12/31/2017			9/30/2017			6/30/2017			3/31/2017
AS ADJUSTED (CASH YIELD, NON-GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$166	$14,556	4.61%	$157	$14,235	4.39%	$148	$13,638	4.29%	$140	$13,150	4.27%	$131	$12,760	4.12%
Acquired loans	57	5,767	4.04	60	5,867	4.01	49	4,823	4.10	27	2,206	4.94	27	2,373	4.73
Total loans	$223	$20,323	4.45%	$217	$20,102	4.28%	$197	$18,461	4.25%	$167	$15,356	4.36%	$158	$15,133	4.24%

Table 7 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, except per share amounts)

	For the Three Months Ended
	3/31/2018			12/31/2017			9/30/2017
	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)
Net income	$81,173	$63,621	$1.17	$91,386	$10,278	$0.19	$48,450	$29,644	$0.56
Less: Preferred stock dividends	—	3,598	0.07	—	949	0.02	—	3,598	0.07
Income available to common shareholders (GAAP)	$81,173	$60,023	$1.10	$91,386	$9,329	$0.17	$48,450	$26,046	$0.49

Non-interest income adjustments (1)(3):
(Gain) loss on sale of investments and other non-interest income	59	44	—	(35)	(22)	—	242	157	—

Non-interest expense adjustments (1)(3):
Merger-related expense	16,227	12,517	0.23	11,373	8,487	0.16	28,478	19,255	0.36
Compensation-related expense	1,221	928	0.02	1,457	947	0.01	1,092	710	0.02
Impairment of long-lived assets, net of (gain) loss on sale	2,074	1,576	0.03	3,177	2,065	0.04	3,661	2,380	0.04
Litigation expense	—	—	—	—	1,228	0.02	5,692	4,696	0.09
Other non-core non-interest expense	(683)	(520)	(0.01)	467	358	0.01	377	245	—
Total non-interest expense adjustments	18,839	14,501	0.27	16,474	13,085	0.24	39,300	27,286	0.51
Income tax expense (benefit) - provisional impact of TCJA (4)	—	—	—	—	51,023	0.94	—	—	—
Income tax expense (benefit) - other	—	173	—	—	(1,237)	(0.02)	—	—	—
Core earnings (Non-GAAP)	100,071	74,741	1.37	107,825	72,178	1.33	87,992	53,489	1.00
Provision for loan losses (1)	7,986	6,309		14,393	9,355		18,514	12,034
Pre-provision earnings, as adjusted (Non-GAAP) (3)	$108,057	$81,050		$122,218	$81,533		$106,506	$65,523

	For the Three Months Ended
	6/30/2017			3/31/2017
	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)
Net income	$80,051	$52,018	$1.01	$72,992	$50,473	$1.08
Less: Preferred stock dividends	—	949	0.02	—	3,599	0.08
Income available to common shareholders (GAAP)	$80,051	$51,069	$0.99	$72,992	$46,874	$1.00

Non-interest income adjustments (1)(3):
(Gain) loss on sale of investments and other non-interest income	(59)	(38)	—	—	—	—

Non-interest expense adjustments (1)(3):
Merger-related expense	1,066	789	0.02	54	35	—

Compensation-related expense	378	246	—	98	63	—
Impairment of long-lived assets, net of (gain) loss on sale	(1,306)	(849)	(0.02)	1,429	929	0.02
Litigation expense	6,000	5,481	0.11	—	—	—
Total non-interest expense adjustments	6,138	5,667	0.11	1,581	1,027	0.02
Core earnings (Non-GAAP)	86,130	56,698	1.10	74,573	47,901	1.02
Provision for loan losses (1)	12,050	7,833		6,154	4,000
Pre-provision earnings, as adjusted (Non-GAAP) (3)	$98,180	$64,531		$80,727	$51,901

(1) Excluding preferred stock dividends, merger-related expense, and litigation expense, after-tax amounts are calculated using a tax rate of 24% in 2018 and 35% in 2017, which approximates the marginal tax rate.

(2) Diluted per share amounts may not appear to foot due to rounding.
(3) Adjustments to GAAP results include certain significant activities or transactions that, in management's opinion, can distort period-to-period comparisons of the Company's performance. These adjustments include, but are not limited to, realized and unrealized gains or losses on former bank-owned real estate, realized gains or losses on the sale of investment securities, merger-related expenses, litigation charges and recoveries, debt prepayment penalties, and gains, losses, and impairment charges on long-lived assets.

(4) Estimated net impact of the Tax Cuts and Jobs Act ("TCJA") enacted on December 22, 2017 is subject to refinement in future periods as further information becomes available.

Table 8 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	For the Three Months Ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Net interest income (GAAP)	$232,889	$235,502	$216,883	$183,643	$172,818
Taxable equivalent benefit	1,464	2,812	2,585	2,492	2,491
Net interest income (TE) (Non-GAAP) (1)	234,353	238,314	219,468	186,135	175,309

Non-interest income (GAAP) (3)	44,566	52,342	50,843	53,838	45,124
Taxable equivalent benefit	341	683	680	668	706
Non-interest income (TE) (Non-GAAP) (1) (3)	44,907	53,025	51,523	54,506	45,830
Taxable equivalent revenues (Non-GAAP) (1) (3)	279,260	291,339	270,991	240,641	221,139
Securities (gains) losses and other non-interest income	59	(35)	242	(59)	—
Core taxable equivalent revenues (Non-GAAP) (1) (3)	$279,319	$291,304	$271,233	$240,582	$221,139

Total non-interest expense (GAAP) (3)	$188,296	$182,065	$200,762	$145,380	$138,796
Less: Intangible amortization expense	5,102	4,642	4,527	1,651	1,770
Tangible non-interest expense (Non-GAAP) (2) (3)	183,194	177,423	196,235	143,729	137,026
Less: Merger-related expense	16,227	11,373	28,478	1,066	54
Compensation-related expense	1,221	1,457	1,092	378	98
Impairment of long-lived assets, net of (gain) loss on sale	2,074	3,177	3,661	(1,306)	1,429
Litigation expense	—	—	5,692	6,000	—
Other non-core non-interest expense	(683)	467	377	—	—
Core tangible non-interest expense (Non-GAAP) (2) (3)	$164,355	$160,949	$156,935	$137,591	$135,445

Return on average assets (GAAP)	0.92%	0.15%	0.45%	0.96%	0.94%
Effect of non-core revenues and expenses	0.21	0.88	0.42	0.10	0.02
Core return on average assets (Non-GAAP)	1.13%	1.03%	0.87%	1.06%	0.96%

Efficiency ratio (GAAP) (3)	67.9%	63.3%	75.0%	61.2%	63.7%
Effect of tax benefit related to tax-exempt income (3)	(0.5)	(0.8)	(1.0)	(0.8)	(0.9)
Efficiency ratio (TE) (Non-GAAP) (1) (3)	67.4%	62.5%	74.0%	60.4%	62.8%
Effect of amortization of intangibles	(1.8)	(1.6)	(1.7)	(0.7)	(0.8)
Effect of non-core items	(6.8)	(5.6)	(14.4)	(2.5)	(0.7)
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2) (3)	58.8%	55.3%	57.9%	57.2%	61.3%

Return on average common equity (GAAP)	6.79%	1.02%	2.92%	6.08%	6.41%
Effect of non-core revenues and expenses	1.66	6.90	3.07	0.67	0.14
Core return on average common equity (Non-GAAP)	8.45%	7.92%	5.99%	6.75%	6.55%
Effect of intangibles (2)	5.38	4.81	2.96	2.11	2.44
Core return on average tangible common equity (Non-GAAP) (2)	13.83%	12.73%	8.95%	8.86%	8.99%

Total shareholders' equity (GAAP)	$3,900,907	$3,696,791	$3,726,774	$3,503,242	$3,457,975
Less: Goodwill and other intangibles	1,332,672	1,271,807	1,276,241	752,336	753,991
Preferred stock	132,097	132,097	132,097	132,097	132,097
Tangible common equity (Non-GAAP) (2)	$2,436,138	$2,292,887	$2,318,436	$2,618,809	$2,571,887

Total assets (GAAP)	$29,472,637	$27,904,129	$27,976,635	$21,790,727	$22,008,479
Less: Goodwill and other intangibles	1,332,672	1,271,807	1,276,241	752,336	753,991
Tangible assets (Non-GAAP) (2)	$28,139,965	$26,632,322	$26,700,394	$21,038,391	$21,254,488
Tangible common equity ratio (Non-GAAP) (2)	8.66%	8.61%	8.68%	12.45%	12.10%
(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35% for prior quarters and a rate of 21% for the current quarter.

(2) Tangible calculations eliminate the effect of goodwill and acquisition-related intangibles and the corresponding amortization expense on a tax-effected basis where applicable.
(3) Certain prior period amounts have been reclassified to conform to the net presentation requirements of ASU No. 2014-09, Revenue from Contracts with Customers, which was adopted effective January 1, 2018. On average, the adoption resulted in a reduction of non-interest income and non-interest expense of approximately $2.3 million on a quarterly basis, and had no impact on net income.